Filed Pursuant to Rule 424(b)(3)
Registration No. 333-226795

PROSPECTUS SUPPLEMENT

(to Prospectus dated August 30, 2018)

17,000,000 Shares

Magnolia Oil & Gas Corporation

Class A Common Stock

The selling stockholders are offering an aggregate 17,000,000 shares of our Class A Common Stock, par value $0.0001 (the “Class A Common Stock”). We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “MGY.” The last reported closing sale price of our Class A Common Stock on March 1, 2021 was $12.06 per share.

Investing in our Class  A Common Stock involves risks. You should consider the risks we have described in “Risk Factors” beginning on page S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$10.50	$178,500,000
Underwriting discounts and commissions(1)	$.34375	$5,843,750
Proceeds to the selling stockholders	$10.15625	$172,656,250

(1)	We refer you to “Underwriting” beginning on page S-18 of this prospectus supplement for additional information regarding underwriting compensation.

The selling stockholders have granted the underwriters the option to purchase up to an aggregate additional 2,550,000 shares of Class A Common Stock on the same terms and conditions set forth above.

The underwriters expect to deliver the Class A Common Stock on or about March 5, 2021.

Credit Suisse		Citigroup

BofA Securities	Evercore ISI	J.P. Morgan	Morgan Stanley

RBC Capital Markets	Truist Securities	Wells Fargo Securities

Johnson Rice & Company L.L.C.	KeyBanc Capital Markets

Northland Capital Markets	Simmons Energy | A Division of Piper Sandler

BOK Financial Securities, Inc.

The date of this prospectus supplement is March 2, 2021.

Prospectus Supplement

Prospectus

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A Common Stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Class A Common Stock. Generally, when we use the term “prospectus,” we are referring to both parts combined. If the information about the Class A Common Stock offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Neither we, the selling stockholders, the underwriters nor any of our or their representatives is making any representation to you regarding the legality of

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an investment in our Class A Common Stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class A Common Stock.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find Additional Information” in this prospectus supplement.

Neither we, the selling stockholders, nor the underwriters have authorized any other person to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling stockholders, nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale would be unlawful. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our Class A Common Stock. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus supplement is based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we, the selling stockholders nor the underwriters have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

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SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our Class A Common Stock. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein and therein, carefully. Unless indicated otherwise, the information presented in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares. You should read “Risk Factors” for more information about important risks that you should consider carefully before buying our Class A Common Stock. References to the “selling stockholders” in this prospectus supplement refer to the selling stockholders named under “Selling Stockholders” that are offering shares of Class A Common Stock in this offering. References to “we,” “us,” “our,” “the Company” or “Magnolia” refer to Magnolia Oil & Gas Corporation and its consolidated subsidiaries.

Business Overview

We are an independent oil and natural gas company engaged in the acquisition, development, exploration, and production of oil, natural gas, and natural gas liquid (“NGL”) reserves. Our oil and natural gas properties are located primarily in Karnes County and the Giddings area in South Texas, where we primarily target the Eagle Ford Shale and the Austin Chalk formations.

Our objective is to generate stock market value over the long term through consistent organic production growth, high full cycle operating margins, an efficient capital program with short economic paybacks, significant free cash flow after capital expenditures, and effective reinvestment of free cash flow. Our business model prioritizes free cash flow, financial stability, and prudent capital allocation, and is designed to withstand challenging environments.

Organizational Structure

We are a holding company and the sole managing member of Magnolia Oil & Gas Parent LLC (“Magnolia LLC”). Our principal asset is a controlling equity interest in Magnolia LLC. Certain of the shares of Class A Common Stock being sold in this offering represent shares of Class A Common Stock to be issued to certain of the selling stockholders upon redemption by such selling stockholders of an equivalent number of units of Magnolia LLC (“Magnolia LLC Units”) (and corresponding shares of our Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with our Class A Common Stock, our “Common Stock”)). As the sole managing member of Magnolia LLC, we operate and control all of the business and affairs of Magnolia LLC and, through Magnolia LLC and its subsidiaries, conduct our business. We consolidate the financial results of Magnolia LLC and its subsidiaries and record noncontrolling interests for the economic interest in Magnolia LLC held by the other holders of Magnolia LLC Units. Pursuant to the limited liability company agreement of Magnolia LLC, each holder of Magnolia LLC Units has the right to redeem its Magnolia LLC Units, together with an equal number of shares of our Class B Common Stock, for shares of our Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments or, if either we or Magnolia LLC so elects, cash.

The following diagram indicates our simplified ownership structure immediately following this offering (assuming that the underwriters’ option to purchase additional shares is not exercised) and the Concurrent Unit Purchase (as defined below):

(1)

“EnerVest” includes EnerVest Energy Institutional Fund XIV-A, L.P., EnerVest Energy Institutional Fund XIV-2A, L.P., EnerVest Energy Institutional Fund XIV-3A, L.P., EnerVest Energy Institutional Fund XIV-WIC, L.P., EnerVest Energy Institutional Fund XIV-C, L.P. and EnerVest Energy Institutional Fund XIV-C-AIV, L.P, each a selling stockholder in this offering. The shares of Class A Common Stock to be sold by EnerVest XIV-A, EnerVest XIV-2A, EnerVest XIV-3A, EnerVest XIV-WIC and EnerVest XIV-C-AIV represent the shares of Class A Common Stock to be issued upon redemption of an equivalent number of Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) immediately prior to the closing of this offering. See “Selling Stockholders.”

Concurrent Unit Purchase

In connection with this offering, we intend to purchase from the selling stockholders an aggregate of 5,000,000 Magnolia LLC Units and an equal number of shares of corresponding Class B Common Stock, at a price per Magnolia LLC Unit and corresponding share of Class B Common Stock equal to the price per share at which the underwriters purchase shares of our Class A Common Stock from the selling stockholders in this offering (the “Concurrent Unit Purchase”). This offering is not conditioned upon the completion of the Concurrent Unit Purchase, but the Concurrent Unit Purchase is conditioned upon the completion of this offering.

We intend to fund the Concurrent Unit Purchase with cash on hand.

Principal Executive Offices and Internet Address

Our principal executive offices are located at Nine Greenway Plaza, Suite 1300, Houston, TX 77046, and our telephone number is (713) 842-9050. Our website is located at www.magnoliaoilgas.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Except for information specifically incorporated by reference into this prospectus supplement that may be accessed from our website, the information on, or otherwise accessible through, our website or any other website does not constitute a part of this prospectus supplement.

THE OFFERING

Class A Common Stock outstanding before this offering	162,795,714 shares.

Class B Common Stock outstanding before this offering and Concurrent Unit Purchase	85,789,814 shares.

Class A Common Stock offered by the selling stockholders	17,000,000 shares, or 19,550,000 shares if the underwriters exercise their option to purchase additional shares in full. 12,318,069 of such shares, or 14,165,779 if the underwriters exercise their option to purchase additional shares in full, represent shares of Class A Common Stock to be issued to certain selling stockholders upon redemption of an equivalent number of Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) by such selling stockholders immediately prior to the closing of this offering. See “Selling Stockholders.”

Class A Common Stock outstanding after this offering	175,113,783 shares, or 176,961,493 shares if the underwriters exercise their option to purchase additional shares in full.

Class B Common Stock outstanding after this offering and Concurrent Unit Purchase	68,471,745 shares, or 66,624,035 shares if the underwriters exercise their option to purchase additional shares in full.

Shares held by the selling stockholders after this offering and Concurrent Unit Purchase	98,677,882 shares (including 30,206,137 shares of Class A Common Stock and 68,471,745 shares of Class B Common Stock), or 96,127,882 shares (including 29,503,847 shares of Class A Common Stock and 66,624,035 shares of Class B Common Stock) if the underwriters exercise their option to purchase additional shares in full. See “Selling Stockholders.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders in this offering.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus supplement before deciding to invest in our Class A Common Stock.

Listing and trading symbol	Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MGY.”

The share count information set forth above does not include 10.9 million shares of Class A Common Stock reserved for issuance pursuant to our equity incentive plan.

RISK FACTORS

Investing in shares of our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before deciding to invest in shares of our Class A Common Stock, including those discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. If any such risks were to occur, our business, financial condition, results of operations, and cash flows could be materially adversely affected. In that case, the trading price of our Class A Common Stock could decline and you could lose all or part of your investment.

Risks Related to our Class A Common Stock and Capital Structure

We are a holding company. Our sole material asset is our equity interest in Magnolia LLC, and we are accordingly dependent upon distributions from Magnolia LLC to pay taxes and cover our corporate and other overhead expenses.

We are a holding company and has no material assets other than our equity interest in Magnolia LLC. We have no independent means of generating revenue. To the extent Magnolia LLC has available cash, we intend to cause Magnolia LLC to make (i) generally pro rata distributions to its unitholders, including us, in an amount at least sufficient to allow us to pay our taxes and (ii) non-pro rata payments to us to reimburse us for our corporate and other overhead expenses. To the extent that we need funds and Magnolia LLC or its subsidiaries are restricted from making such distributions or payments under applicable law or regulation or under the terms of any financing arrangements, or are otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our Class A Common Stock.

Our Charter authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our Charter and our Bylaws could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:

•	limitations on the removal of directors;

•	limitations on the ability of our stockholders to call special meetings;

•	providing that the board of directors is expressly authorized to adopt, or to alter or repeal our amended and restated bylaws; and

•

establishing advance notice and certain information requirements for nominations for election to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, certain change of control events have the effect of accelerating any payments due under our revolving credit facility, and could, in certain defined circumstances, accelerate payments required by the indentures governing our outstanding notes, which could be substantial and accordingly serve as a disincentive to a potential acquirer of us.

Future sales of our Class A Common Stock in the public market, or the perception that such sales may occur, could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

We may sell additional shares of Class A Common Stock or securities convertible into shares of our Class A Common Stock in subsequent offerings. We cannot predict the size of future issuances of our Class A Common

Stock or securities convertible into Class A Common Stock or the effect, if any, that such future issuances will have on the market price of our Class A Common Stock. Sales of substantial amounts of our Class A Common Stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A Common Stock.

On August 28, 2018, we filed with the SEC the registration statement on Form S-3 of which this prospectus forms a part providing for, among other things, the registration of Class A Common Stock issued in connection with our business combination, or upon the redemption of Class B Common Stock issued in our business combination (including 17,000,000 shares being offered in connection with this offering, or 19,550,000 shares if the underwriters’ option to purchase additional shares is exercised in full). In addition, we filed a registration statement on Form S-3 on July 10, 2019, which registered, among other shares, 4,000,000 shares of Class A Common Stock issued to the selling stockholders as earnout consideration pursuant to our business combination.

On October 5, 2018, we filed a registration statement with the SEC on Form S-8 providing for the registration of 11,800,000 shares of our Class A Common Stock issued or reserved for issuance under our equity incentive plan. Subject to the satisfaction of vesting conditions, the expiration or waiver of lock-up agreements and the requirements of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), shares registered under the registration statement on Form S-8 are available for resale immediately in the public market without restriction.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to taxes by U.S. federal, state, and local tax authorities. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock based compensation; or

•	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal, state, and local taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Credit Suisse may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Class A common stock.

We have entered into a lock-up agreement with respect to our Class A Common Stock, pursuant to which we are subject to certain issuance and sale restrictions for a period of 60 days following the date of the underwriting agreement. Please see “Underwriting—Lock-Up Agreements” for a detailed description of these restrictions and certain exceptions to them.

In addition, all of our directors and executive officers have entered into lock-up agreements with respect to their shares of our Class A Common Stock, pursuant to which they are subject to certain resale restrictions for a period of 60 days following the date of the underwriting agreement. Credit Suisse, at any time and without notice, may release all or any portion of the Class A Common Stock subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreements are waived, then the Class A Common Stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Class A Common Stock to decline and impair our ability to raise capital.

This offering is not conditioned on the closing of the Concurrent Unit Purchase, so the fully diluted ownership of our Common Stock may not give effect to the Concurrent Unit Purchase.

This offering is not conditioned upon the closing of the Concurrent Unit Purchase. If we do not consummate the Concurrent Unit Purchase, your relative ownership percentage in us will be less than it would be if we purchase such Magnolia LLC Units and corresponding shares of Class B Common Stock.

A meeting of OPEC+ is scheduled to occur in the days following the pricing of the Offering, which could affect the price of our Class A Common Stock.

The Organization of the Petroleum Exporting Countries and other producing nations (“OPEC+”) has scheduled a meeting of its members on March 4, 2021. OPEC+ seeks to manage the price and supply of oil on the global energy market. Actions taken by OPEC+ members have a significant impact on global oil supply and pricing. There can be no assurance that OPEC+ members will agree to future production cuts or other actions to support and stabilize oil prices, nor can there be any assurance that they will not further reduce oil prices or increase production. Uncertainty regarding future actions to be taken by OPEC+ members at the March 4, 2021 meeting could lead to increased volatility in the price of oil and in the market for shares of oil and gas companies, which could in turn adversely affect the price of our Class A Common Stock at and in the days following pricing.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders. We will pay all expenses related to this offering, other than underwriting discounts and commissions related to the shares sold by the selling stockholders and certain expenses for which the underwriters have agreed to reimburse the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our Class A and Class B Common Stock that, upon the consummation of this offering and the Concurrent Unit Purchase, will be owned by the selling stockholders in this offering.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this prospectus supplement, if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. The beneficial ownership of voting securities of ours is based on 162,795,714 shares of Class A Common Stock and 85,789,814 shares of Class B Common Stock, in each case, issued and outstanding as of March 1, 2021.

Name of Beneficial Owner	Class A Common Stock	Class B Common Stock	Combined Voting Power	Number of shares of Class A Common Stock offered if the underwriters’ option to purchase additional shares is not exercised	Number of shares of Class A Common Stock offered if the underwriters’ option to purchase additional shares is exercised in full	Shares Beneficially Owned After this Offering and Concurrent Unit Purchase (Assuming No Exercise of the Underwriters’ Option to Purchase Additional Shares)(1)			Shares Beneficially Owned After this Offering and Concurrent Unit Purchase (Assuming the Underwriters’ Option to Purchase Additional Shares)(1)
	Number	Number	%			Class A Common Stock	Class B Common Stock	Combined Voting Power	Class A Common Stock	Class B Common Stock	Combined Voting Power
EnerVest Energy Institutional Fund XIV-A, L.P.(2)(3)	—	56,779,231	22.8%	8,152,605	9,375,495	—	45,317,420	18.6%	—	44,094,530	18.1%
EnerVest Energy Institutional Fund XIV-2A, L.P.(2)(3)	—	10,865,746	4.4%	1,560,150	1,794,173	—	8,672,319	3.6%	—	8,438,296	3.5%
EnerVest Energy Institutional Fund XIV-3A, L.P.(2)(3)	—	11,209,125	4.5%	1,609,454	1,850,872	—	8,946,381	3.7%	—	8,704,963	3.6%
EnerVest Energy Institutional Fund XIV-WIC, L.P.(2)(3)	—	593,147	*	85,167	97,942	—	473,410	*	—	460,635	*
EnerVest Energy Institutional Fund XIV-C, L.P.(2)	34,888,068	—	14.0%	4,681,931	5,384,221	30,206,137	—	12.4%	29,503,847	—	12.1%
EnerVest Energy Institutional Fund XIV-C-AIV, L.P.(2)(3)	—	6,342,565	2.6%	910,693	1,047,297	—	5,062,215	2.1%	—	4,925,611	2.0%

*	Less than one percent (1%).
(1)

The Concurrent Unit Purchase is conditioned on the consummation of this offering, but this offering is not conditioned on the consummation of the Concurrent Unit Purchase. See “Summary—Concurrent Unit Purchase.”

(2)

The managing general partner of EnerVest Energy Institutional Fund XIV-A, L.P. (“EnerVest XIV-A”) is EVFA GP XIV, LLC, a Delaware limited liability company. The managing general partner of EnerVest Energy Institutional Fund XIV-2A, L.P. (“EnerVest

XIV-2A”) is EVFA XIV-2A, LLC, a Delaware limited liability company. The managing general partner of EnerVest Energy Institutional Fund XIV-3A, L.P. (“EnerVest XIV-3A”) is EVFA XIV-3A, LLC, a Delaware limited liability company. The general partner of EnerVest Energy Institutional Fund XIV-WIC, L.P. (“EnerVest XIV-WIC”) is EnerVest Holding XIV, LLC, a Delaware limited liability company. The managing general partner of EnerVest Energy Institutional Fund XIV-C, L.P. (“EnerVest XIV-C”) is EVFC GP XIV, LLC, a Texas limited liability company. The managing general partner of EnerVest Energy Institutional Fund XIV-C-AIV, L.P. (“EnerVest XIV-C-AIV”) is EVFC GP XIV, LLC, a Texas limited liability company. The sole member of each such managing general partner and general partner (collectively, the “Managing General Partners”) is EnerVest, whose general partner is EnerVest Management GP, L.C., a Texas limited liability company (“EVM GP”). EnerVest Investment Services, L.L.C. (“EIS, LLC”) is the investment advisor for EnerVest XIV-A, EnerVest XIV-2A, EnerVest XIV-3A, EnerVest XIV-WIC, EnerVest XIV-C and EnerVest XIV-C-AIV (collectively, the “Record Holders”). Each of the Managing General Partners, EVM GP, EnerVest and EIS, LLC, directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to beneficially own some or all of the Class A Common Stock and Class B Common Stock owned by the Record Holders. Each of the Managing General Partners, EVM GP, EnerVest and EIS, LLC disclaims beneficial ownership of such Class A Common Stock and Class B Common Stock, except to the extent of its pecuniary interest therein. Mr. John B. Walker, a member of the board of directors of the issuer and sole beneficial owner of 535,000 Shares of Class A Common Stock, is an indirect owner, and the Executive Chairman, of EVM GP and could be deemed to beneficially own some or all of the Class A Common Stock and Class B Common Stock beneficially owned by the Record Holders. Mr. Walker disclaims beneficial ownership of such Class A Common Stock and Class B Common Stock, except to the extent of his pecuniary interest therein. The business address of each of the foregoing parties is 1001 Fannin Street, Suite 800, Houston, Texas 77002.
(3)

The shares of Class A Common Stock to be sold by EnerVest XIV-A, EnerVest XIV-2A, EnerVest XIV-3A, EnerVest XIV-WIC and EnerVest XIV-C-AIV represent the shares of Class A Common Stock to be issued upon redemption of an equivalent number of Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) immediately prior to the closing of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A Common Stock by a non-U.S. holder (as defined below) that holds our Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•	persons that acquired our Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•

persons that hold our Class A Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A Common Stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A Common Stock by such partnership.

Distributions

Distributions of cash or other property on our Class A Common Stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A Common Stock and thereafter as capital gain from the sale or exchange of such Class A Common Stock. See “—Gain on Sale or Other Taxable Disposition of Class A Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Class A Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our Class A Common Stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Class A Common Stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A Common Stock, more than 5% of our Class A Common Stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A Common Stock as a result of our status as a USRPHC. If our Class A Common Stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A Common Stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the

non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on our Class A Common Stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of our Class A Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Class A Common Stock paid on or after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of our Class A Common Stock by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clause (i) or (ii) (each of the foregoing described in clauses (i), (ii) or (iii), collectively, a “Plan”).

This summary is based on the provisions of ERISA or the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our Class A Common Stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of our Class A Common Stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Laws relating to a fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of our Class A Common Stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only our Class A Common Stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of

ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our Class A Common Stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the Department of Labor (“DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of shares of our common stock. These class exemptions include, without limitation, PTCE 75-1 respecting specified transactions involving employee benefit plans and broker dealers, respecting dealers and banks, PTCE 84-14, as amended, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions that may relate to an investment in our Class A Common Stock, provided that neither the issuer of the shares nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, the fiduciary of a Plan that is considering acquiring and/or holding our Class A Common Stock in reliance on any of these, or any other, PTCEs should carefully review the PTCE and consult with its counsel to confirm that it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our Class A Common Stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of our Class A Common Stock, each purchaser and subsequent transferee of the Class A Common Stock will be deemed to have represented and warranted that either (i) such purchaser or transferee is not acquiring or holding our Class A Common Stock for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire and hold our Class A Common Stock constitutes assets of any Plan or (ii) the acquisition, holding and subsequent disposition of our Class A Common Stock by such purchaser or subsequent transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The DOL regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a) the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are “freely transferable,” (as defined in the DOL regulations) and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

(b) the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c) there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

The foregoing discussion is general in nature and is not intended to be all inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of our Class A Common Stock. Purchasers of our Class A Common Stock have the exclusive responsibility for ensuring that their acquisition and holding of our Class A Common Stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of our Class A Common Stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

UNDERWRITING

Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from the selling stockholders the following respective number of shares of Class A Common Stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC	4,420,000
Citigroup Global Markets Inc.	2,380,000
BofA Securities, Inc.	1,190,000
Evercore Group L.L.C.	1,190,000
J.P. Morgan Securities LLC	1,190,000
Morgan Stanley & Co. LLC	1,190,000
RBC Capital Markets, LLC	1,190,000
Truist Securities, Inc.	1,190,000
Wells Fargo Securities, LLC	1,190,000
Johnson Rice & Company L.L.C.	425,000
KeyBanc Capital Markets Inc.	425,000
Northland Securities, Inc.	425,000
Piper Sandler & Co.	425,000
BOK Financial Securities, Inc.	170,000

Total	17,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option described below.

The underwriters are offering the shares, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters are purchasing the shares of Class A Common Stock from the selling stockholders at $10.15625 per share (representing $172,656,250 aggregate proceeds to the selling stockholders, before expenses). The underwriters propose to offer the shares of Class A Common Stock to the public at the public offering price set forth on the cover of this prospectus supplement. In connection with the sale of the shares of Class A Common Stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of Class A Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of Class A Common Stock for whom they may act as agents or to whom they may sell as principal.

We estimate that the total expenses of the offering payable by us will be approximately $450,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000. The underwriters have agreed to reimburse the selling stockholders for certain expenses incurred in connection with this offering.

Option to Purchase Additional Shares

The selling stockholders have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 2,550,000 shares of Class A Common Stock from the selling stockholders at the public offering price less underwriting discounts and commissions. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares of Class A Common Stock proportionate to that underwriter’s initial commitment as indicated in the preceding table, and the selling stockholders will be obligated to sell the additional shares of Class A Common Stock to the underwriters.

No Sales of Similar Securities

We, certain entities, the selling stockholders and certain of our executive officers and directors are expected to enter into lock-up agreements with the underwriters. Under the lock-up agreements, subject to certain exceptions (including the Concurrent Unit Purchase), we and each of these persons may not, without the prior written approval of the underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our Class A Common Stock or securities convertible into or exchangeable or exercisable for our Class A Common Stock. These restrictions will be in effect for a period ending on and including the date that is 60 days after the date of this prospectus supplement.

Credit Suisse may, at any time and in its sole discretion, release some or all the securities from these lock-up agreements. If the restrictions under the lock-up agreements are waived, shares of our Class A Common Stock may become available for resale into the market, subject to applicable law, which could reduce the market price of our Class A Common Stock.

Indemnification

We and the selling stockholders agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we and the selling stockholders are unable to provide this indemnification, we and the selling stockholders have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our Class A Common Stock, in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares, in whole or in part, and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the Class A Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit any Representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock. As a result the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A Common Stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders.

Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. Specifically, certain of the underwriters and/or their affiliates are lenders under our revolving credit facility. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Notice to Prospective Investors

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offered to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of the shares shall require the Company or any Representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “offered to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105. Pursuant to section 3A.3 of NI 33-105, we and the underwriters are not required to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the company and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of purchasers

Each Canadian investor who purchases the shares will be deemed to have represented to us, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions, or NI 45-106, or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and eligibility for investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of action for damages or rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Australia

This prospectus supplement is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus supplement does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus supplement or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our securities pursuant to an offer made under Section 275 except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 276(7) of the SFA.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss

Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Finance Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to Professional Clients who are not natural persons. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

The validity of the shares of Class A Common Stock offered by this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Magnolia Oil & Gas Corporation as of December 31, 2020 and 2019, and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020 and for the period from July 31, 2018 to December 31, 2018 (Successor Period), and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined financial statements of the Karnes County Business for the period from January 1, 2018 through July 30, 2018, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves of our assets, the future net revenues from those reserves and their present value as of December 31, 2020 is based on the proved reserve report prepared by Miller and Lents, Ltd., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 relating to the shares of Class A Common Stock offered by this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information regarding us and the shares of Class A Common Stock offered by this prospectus supplement, we refer you to the full registration statement, including its exhibits and schedules, filed under the Securities Act.

The SEC maintains a website at http://www.sec.gov that contains reports, information statements and other information. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected or obtained from the SEC’s website as provided above. Our website is located at www.magnoliaoilgas.com. We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and information that we file later and incorporate by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus supplement our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the filing of a post-effective amendment to the registration statement that contains this prospectus supplement that indicates that all the securities offered by this prospectus supplement have been sold by the selling stockholders as described in this prospectus supplement (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or that deregisters all securities then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus supplement, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Magnolia Oil & Gas Corporation

Nine Greenway Plaza, Suite 1300

Houston, Texas 77046

(713) 842-9050

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” or “continue” or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, our assumptions about:

•

the length, scope, and severity of the ongoing coronavirus disease 2019 pandemic, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations, and storage capacity;

•	legislative, regulatory, or policy changes, including those following the change in presidential administrations;

•	the market prices of oil, natural gas, NGLs, and other products or services;

•	the supply and demand for oil, natural gas, NGLs, and other products or services;

•	production and reserve levels;

•	drilling risks;

•	economic and competitive conditions;

•	the availability of capital resources;

•	capital expenditure and other contractual obligations;

•	currency exchange rates;

•	weather conditions;

•	inflation rates;

•	the availability of goods and services;

•	cyber attacks;

•	occurrence of property acquisitions or divestitures;

•	the integration of acquisitions;

•	the securities or capital markets and related risks such as general credit, liquidity, market, and interest-rate risks; and

•	other factors discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

In addition, reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors,” which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

PROSPECTUS

Magnolia Oil & Gas Corporation

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

31,666,666 Shares of Class A Common Stock Issuable Upon Existing Warrants

10,000,000 Private Placement Warrants

190,680,358 Shares of Class A Common Stock

This prospectus relates to the issuance by Magnolia Oil & Gas Corporation (formerly known as “TPG Pace Energy Holdings Corp.”) (the “Company,” “we,” “our” or “us”) of (i) shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), shares of preferred stock (“Preferred Stock”), depositary shares (“Depositary Shares”) and warrants for the purchase of Class A Common Stock or Preferred Stock or a combination of the foregoing (“New Warrants”) that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering and (ii) up to 31,666,666 shares of Class A Common Stock that may be issued upon exercise of outstanding warrants, each entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to certain adjustments ( “Existing Warrants”). The Existing Warrants include 10,000,000 Existing Warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and 21,666,666 Existing Warrants sold as part of the units in our initial public offering.

This prospectus also relates to the offer and sale by the selling securityholders identified in this prospectus, or their permitted transferees, of:

(i) up to 10,000,000 Private Placement Warrants; and

(ii) up to 190,680,358 shares of Class A Common Stock, including (a) 10,000,000 shares that may be issued upon exercise of Private Placement Warrants by selling securityholders named herein, (b) 90,452,174 shares that may be issued upon exchange of Magnolia LLC Units (as defined herein) with an equal number of shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), which includes 3,256,370 shares of Class B Common Stock that may be issued to certain selling securityholders, with such issuances to occur as early as September 4, 2018, (c) 84,784,554 shares currently owned by selling securityholders named herein and (d) 5,443,630 shares, 4,200,000 of which are expected to be issued to certain selling securityholders on August 31, 2018, and 1,243,630 of which may be issued to certain selling securityholders as early as September 4, 2018.

The Private Placement Warrants will not be redeemable by the Company so long as they are held by TPG Pace Energy Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Existing Warrants sold as part of the units in our initial public offering.

The securities offered pursuant to this prospectus are collectively referred to in this prospectus as the “securities.” This prospectus provides you with a general description of these securities and the general manner in which we or the selling securityholders will offer the securities. When securities are offered, we or the selling securityholders, as applicable, may provide a prospectus supplement, to the extent appropriate, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders. With respect to shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that we and the selling securityholders will offer or sell any of the securities. We and the selling securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and the selling securityholders may sell the securities in the section entitled “Plan of Distribution” beginning on page 18.

Our Class A Common Stock and Existing Warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “MGY” and “MGY.WS,” respectively. The closing price for our Class A Common Stock and Existing Warrants on August 27, 2018, was $13.91 per share and $4.02 per Warrant, as reported on NYSE.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2018.

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Magnolia Oil & Gas Corporation and our securities. We may use the shelf registration statement to sell shares of Class A Common Stock, shares of Preferred Stock, Depositary Shares and New Warrants and up to an aggregate of 31,666,666 shares of our Class A Common Stock underlying the Existing Warrants and the selling securityholders may use the shelf registration statement to sell up to an aggregate of 10,000,000 Private Placement Warrants and 190,680,358 shares of Class A Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders. With respect to shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. We and the selling securityholders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact, included in this prospectus regarding our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this prospectus, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

In addition, we caution you that the forward-looking statements regarding our business, which are contained in this prospectus, are subject to the following factors:

•	commodity price volatility;

•	capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;

•	hazardous, risky drilling operations, including those associated with the employment of horizontal drilling techniques;

•	risks and restrictions related to our debt agreements and the level of our indebtedness;

•	our reserve quantities and the present value of our reserves;

•	adverse variations from estimates of reserves, production, prices and expenditure requirements and our inability to replace our reserves through exploration and development activities;

•	incorrect estimates associated with the acquisition of assets or other properties we may subsequently acquire and associated costs of such acquired properties;

•	limited control over the day-to-day operations of our assets;

•	our ability to meet our proposed drilling schedule and to successfully drill wells that produce oil, natural gas and natural gas liquids (“NGLs”) in commercially viable quantities;

•	adverse weather and environmental conditions;

•	availability of water for use in operations;

•	geographical concentration of our operations;

•	proximity and capacity of transportation facilities owned by third parties and outside of our control;

•	title defects to our properties and inability to retain our leases;

•	risks relating to managing our growth, particularly in connection with the integration of assets;

•	a decline in oil, natural gas and NGL production and the impact of general economic conditions on the demand for oil, natural gas and NGLs and the availability of capital;

•	our ability to successfully develop our large inventory of undeveloped acreage;

•	unsuccessful drilling and completion activities and the possibility of resulting write-downs;

•	realized oil, natural gas and NGL prices;

•	impact of environmental, health and safety and other governmental regulations and of current or pending legislation;

•	federal and state regulations and laws;

•	effects of competition;

•	our ability to retain key members of our senior management and key technical employees;

•	increases in interest rates;

•	our business strategy;

•	shortages of equipment, supplies, services and qualified personnel and increased costs for such equipment, supplies, services and personnel;

•	changes in technology; and

•	changes in tax laws.

For additional information regarding known material factors that could affect our operating results and performance, please read the section entitled “Risk Factors” in this prospectus, in our proxy statement filed with the SEC on July 2, 2018 and in any applicable prospectus supplement, as well as all risk factors described in the documents incorporated by reference herein. Should one or more of the risks or uncertainties described in this prospectus made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and the price and cost assumptions made by reserve engineers. In addition, the results of drilling, completion and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

INFORMATION ABOUT THE COMPANY

Our Company

We were originally formed on February 14, 2017 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving us and one or more businesses. On July 31, 2018, we consummated our initial business combination (the “Business Combination”) for aggregate consideration of approximately $1.2 billion, 31,790,924 shares of Class A Common Stock and 83,939,434 shares of Class B Common Stock (and a corresponding number of units in Magnolia Oil & Gas Parent LLC (“Magnolia LLC” and, such units, “Magnolia LLC Units”)).

In connection with the Business Combination, we issued and sold 35,500,000 shares of Class A Common Stock in a private placement to certain qualified institutional buyers and accredited investors (the “Pipe Investors”) for gross proceeds of $355,000,000 (the “PIPE Investment”). In addition, we issued and sold $400 million aggregate principal amount of our 6.000% Senior Notes due 2026 (the “Notes Offering”). The proceeds of the PIPE Investment and the Notes Offering were used to fund a portion of the cash consideration required to effect the Business Combination.

Following the Business Combination, we changed our name from “TPG Pace Energy Holdings Corp.” to “Magnolia Oil & Gas Corporation” and continued the listing of our Class A Common Stock and our Existing Warrants on the NYSE under the symbols “MGY” and “MGY.WS,” respectively. Prior to the consummation of the Business Combination, our Class A Common Stock and Existing Warrants were listed on the NYSE under the symbols “TPGE” and “TPGE WS,” respectively.

Business Overview

We are an independent oil and natural gas company engaged in the acquisition, development and production of oil, natural gas and NGL reserves, currently focused in the Eagle Ford Shale and Austin Chalk formations in South Texas. Our objective is to maximize returns by generating steady production growth, strong pre-tax margins and significant free cash flow. We intend to generate attractive full-cycle returns on capital. We will strive to maintain a conservative balance sheet and low leverage.

Company Information

Our principal executive offices are located at 1001 Fannin St., Suite 400, Houston, Texas 77002, and our telephone number is (713) 842-9050. Our website is www.magnoliaoilgas.com. The information found on our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of (i) shares of Class A Common Stock, Preferred Stock, Depositary Shares and New Warrants from time to time in such amounts as shall result in an aggregate initial offering price not to exceed $500,000,000 and (ii) up to 31,666,666 shares of Class A Common Stock that may be issued upon exercise of Existing Warrants. The Existing Warrants include 10,000,000 Private Placement Warrants and 21,666,666 Existing Warrants sold as part of the units in our initial public offering. We are also registering the resale by the selling securityholders named in this prospectus or their permitted transferees of (i) up to 190,680,358 shares of Class A Common Stock and (ii) 10,000,000 Private Placement Warrants. Our shares of Class A Common Stock and Existing Warrants are currently listed on NYSE under the symbol “MGY” and “MGY.WS,” respectively. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 7 of this prospectus.

Issuance of Class A Common Stock, Preferred Stock, Depositary Shares and New Warrants

We may offer and sell shares of Class A Common Stock, Preferred Stock, Depositary Shares and New Warrants from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, such that the maximum aggregate offering price does not exceed $500,000,000. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds of such offerings for general corporate purposes. Please read “Use of Proceeds.” As of August 28, 2018, we had 149,783,654 shares of Class A Common Stock, 87,195,804 shares of Class B Common Stock and 31,666,666 Existing Warrants outstanding. The number of shares of Class A Common Stock does not include the 11,800,000 shares of Class A Common Stock available for future issuances under the Magnolia Oil & Gas Long Term Incentive Plan or the 5,443,630 shares of Class A Common Stock, 4,200,000 of which are expected to be issued to certain selling securityholders on August 31, 2018, and 1,243,630 of which may be issued to certain selling securityholders as early as September 4, 2018. The number of shares of Class B Common Stock does not include the 3,256,370 shares of Class B Common Stock that may be issued to selling securityholders, which such issuances to occur as early as September 4, 2018. The number of shares of Class A Common Stock and Existing Warrants outstanding will not be impacted by sales by the selling securityholders named herein.

Issuance of Class A Common Stock Underlying Existing Warrants

The following information is as of August 28, 2018 and does not give effect to 5,433,630 shares of Class A Common Stock we may be obligated to issue, 4,200,000 of which we expect to issue on August 31, 2018 and 1,243,630 of which we may issue as early as to September 4, 2018.

Shares of Class A Common Stock to be issued upon exercise of all Existing Warrants	31,666,666 shares of Class A Common Stock.

Shares of Class A Common Stock outstanding prior to exercise of all Existing Warrants	149,783,654 shares of Class A Common Stock.

Shares of Class A Common Stock outstanding assuming exercise of all Existing Warrants	181,450,320 shares of Class A Common Stock.

Use of proceeds	We will receive up to an aggregate of approximately $364,166,659 from the exercise of Existing Warrants, assuming the exercise in full of all the Existing Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Existing Warrants for general corporate purposes.

Resale of Class A Common Stock and Private Placement Warrants by Selling Securityholders

Class A Common Stock offered by the selling securityholders	We are registering 190,680,358 shares of Class A Common Stock, which includes 10,000,000 shares of Class A Common Stock that may be issued upon exercise of Private Placement Warrants, 84,784,554 shares of Class A Common Stock currently outstanding, 5,443,630 shares of Class A Common Stock we may be obligated to issue (4,200,000 of which are expected to be issued to certain selling securityholders on August 31, 2018, and 1,243,630 of which may be issued to certain selling securityholders as early as September 4, 2018), and 90,452,174 shares of Class A Common Stock issuable upon exchange of Magnolia LLC Units with an equal number of shares of Class B Common Stock (including 3,256,370 shares of Class B Common Stock that may be issued to certain selling securityholders, with such issuances to occur as early as September 4, 2018), each to be effected by the selling securityholders named herein.

Private Placement Warrants offered by the selling securityholders	We are registering 10,000,000 Private Placement Warrants to be offered by the selling securityholders named herein. Each Private Placement Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Private Placement Warrants will expire on July 31, 2023 (which is five years after the completion of the Business Combination) or earlier upon redemption or liquidation.

The Private Placement Warrants will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Existing Warrants sold as part of the units in our initial public offering. See “Description of Securities—Existing Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders. With respect to shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under the heading “Risk Factors” in our definitive proxy statement filed with the SEC on July 2, 2018 (our “Proxy Statement”), as well as our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of Private Placement Warrants or shares of Class A Common Stock to be offered by the selling securityholders pursuant to this prospectus. With respect to the issuance of shares of Class A Common Stock underlying the Existing Warrants, we will not receive any proceeds from the sale of such shares except with respect to amounts received by us due to the exercise of the Existing Warrants to the extent the Existing Warrants are exercised for cash. We will receive up to an aggregate of approximately $364,166,659 from the exercise of Existing Warrants, assuming the exercise in full of all of the Existing Warrants for cash. Unless we inform you otherwise in a prospectus or free writing prospectus, we intend to use the net proceeds from any such exercise of the Existing Warrants for general corporate purposes, which includes, among other things, the repurchase of outstanding shares of Class A Common Stock.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Prior to July 31, 2018, we were a special purpose acquisition company with no material fixed charges or preferred stock. As such, a calculation of our historical ratio of consolidated earnings to combined fixed charges and preferred stock dividends is not meaningful. Further, because neither we nor the business we acquired in the business combination have had any shares of preferred stock outstanding and because, prior to July 31, 2018, the business we acquired in the business combination had no outstanding indebtedness, a calculation of the historical ratio of consolidated earnings to combined fixed charges and preferred stock dividends of such business would also not be meaningful.

SELLING SECURITYHOLDERS

Beneficial Ownership

Up to 10,000,000 Private Placement Warrants and 190,680,358 shares of our Class A Common Stock may be offered for resale by the selling securityholders under this prospectus, including (i) 120,230,358 shares of Class A Common Stock issued to the selling securityholders as consideration in the Business Combination, including the 87,195,804 shares of Class A Common Stock issuable upon exchange of Magnolia LLC Units and an equal number of shares of Class B Common Stock (including 4,500,000 shares issued subsequent to the closing of the Business Combination as earnout consideration pursuant to an earnout agreement by and among the Company and certain selling securityholders, 3,256,370 of which were shares of Class A Common Stock issuable upon exchange of Magnolia LLC Units and an equal number of shares of Class B Common Stock (the “Tranche I Earnout Shares”)), (ii) 4,500,000 shares of Class A Common Stock that may be issued as early as September 4, 2018 to the selling securityholders as additional earnout consideration related to the Business Combination, 3,256,370 of which are expected to be shares of Class A Common Stock issuable upon exchange of Magnolia LLC Units and an equal number of shares of Class B Common Stock (the “Tranche II Earnout Shares” and, together with the Tranche I Earnout Shares, the “Earnout Shares”), (iii) 4,200,000 shares of Class A Common Stock (the “Harvest Shares”) expected to be issued on August 31, 2018 in connection with the consummation of the Harvest Transaction (as defined below), (iv) 35,500,000 of Class A Common Stock shares issued in the PIPE Investment and (v) 16,250,000 shares of Class A Common Stock owned by the Sponsor, and certain other selling securityholders named herein and 10,000,000 shares of Class A Common Stock issuable pursuant to Private Placement Warrants held by Sponsor.

The following table sets forth the number of shares of Class A Common Stock and Private Placement Warrants being offered by the selling securityholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and in our Proxy Statement. The following table also sets forth the number of shares known to us, based upon written representations by the selling securityholders, to be beneficially owned by the selling securityholders as of July 31, 2018, or, in the case of the Tranche I Earnout Shares, August 17, 2018. The table below also includes the Tranche II Earnout Shares and Harvest Shares that may be issued as early as September 4, 2018 and August 31, 2018, respectively. The selling securityholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of the shares. For purposes of the table below, we assume that all of the shares covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A Common Stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Securityholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Class A Common Stock in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages in the table are based on an aggregate amount of 155,227,284 shares of Class A Common Stock, which includes 149,783,654 shares of Class A Common Stock outstanding as of August 28, 2018, the Harvest Shares and the shares of Class A Common Stock expected to be issued with the Tranche II Earnout Shares, as well as 31,666,666 Existing Warrants outstanding as of August 28, 2018. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular holder’s Existing Warrants or Class B Common Stock and did not assume exercise of any other holder’s Existing Warrants or conversion of any other holder’s Class B Common Stock.

Name of selling securityholder	Existing Warrants Beneficially Owned Prior to Offering	Existing Warrants Available Pursuant to this Prospectus	Existing Warrants Beneficially Owned After Offering	Percentage of Existing Warrants Beneficially Owned After Offering	Class A Common Stock Beneficially Owned Prior to Offering	Number of Shares Available Pursuant to this Prospectus(1)		Class A Common Stock Beneficially Owned After Offering	Percentage of Class A Common Stock Beneficially Owned After Offering
EnerVest Energy Institutional Fund XIV-A, L.P.(2)	—	—	—	—	59,688,294	59,688,294		—	—
EnerVest Energy Institutional Fund XIV-WIC, L.P.(3)	—	—	—	—	623,539	623,539		—	—
EnerVest Energy Institutional Fund XIV-2A, L.P.(4)	—	—	—	—	11,818,715	11,818,715		—	—
EnerVest Energy Institutional Fund XIV-3A, L.P.(5)	—	—	—	—	11,654,091	11,654,091		—	—
EnerVest Energy Institutional Fund XIV-C, L.P.(6)	—	—	—	—	34,278,184	34,278,184		—	—
EnerVest Energy Institutional Fund XIV-C-AIV, L.P.(7)	—	—	—	—	6,667,535	6,667,535		—	—
EV Properties, L.P.(8)	—	—	—	—	4,200,000	4,200,000		—	—
TPG Pace Energy Sponsor, LLC(9)	10,000,000	10,000,000	—	—	26,090,000	26,090,000		—	—
Selected American Shares(10)	—	—	—	—	1,617,443	1,617,443		—	—
Davis Value Portfolio(10)	—	—	—	—	179,804	179,804		—	—
Davis New York Venture Fund(10)	—	—	—	—	8,202,753	8,202,753		—	—
Affiliates of FMR LLC(11)	—	—	—	—	15,100,000	15,100,000		—	—
Certain funds and accounts advised by T. Rowe Price Associates, Inc.(12)	—	—	—	—	1,725,669	285,869	(13)	1,439,800	—
SMALLCAP World Fund, Inc.(14)	—	—	—	—	4,000,000	4,000,000		—	—
Funds managed by Moore Capital Management, LP(15)	833,333	—	833,333	2.6%	4,447,464	1,564,131		2,883,333	1.9%
Janus Henderson Triton Fund(16)	—	—	—	—	7,931,137	1,050,000		6,881,137	4.4%
Healthcare of Ontario Pension Plan Trust Fund	666,667	—	666,667	2.1%	2,555,101	1,000,000		1,555,101	*
Stephen Chazen(17)	42,633	—	42,633	*	1,702,533	1,500,000		202,533	*
Other Stockholders(18)	—	—	—	—	1,160,000	1,160,000		—	—

*	Represents less than 1%.
(1)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares held by the selling securityholder.

(2)

Amounts include 2,165,520 shares of Class A Common Stock issuable upon exchange of Class B Common Stock that may be issued as earnout consideration as early as September 4, 2018. The managing general partner of EnerVest Energy Institutional Fund XIV-A, L.P. is EVFA GP XIV, LLC, a Delaware limited liability company, whose sole member is EnerVest, Ltd., a Texas limited partnership (“EnerVest”), whose general partner is EnerVest Management GP, L.C., a Texas limited liability company.

James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-A, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-A, L.P. except to the extent of their pecuniary interest therein.
(3)

Amounts include 22,620 shares of Class A Common Stock issuable upon exchange of Class B Common Stock that may be issued as earnout consideration as early as September 4, 2018. The general partner of EnerVest Energy Institutional Fund XIV-WIC, L.P. is EnerVest Holding XIV, LLC, a Delaware limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-WIC, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-WIC, L.P. except to the extent of their pecuniary interest therein.

(4)

Amounts include 402,100 shares of Class A Common Stock issuable upon exchange of Class B Common Stock that may be issued as earnout consideration as early as September 4, 2018. The managing general partner of EnerVest Energy Institutional Fund XIV-2A, L.P. is EVFA XIV-2A, LLC, a Delaware limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-2A, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-2A, L.P. except to the extent of their pecuniary interest therein.

(5)

Amounts include 424,240 shares of Class A Common Stock issuable upon exchange of Class B Common Stock that may be issued as earnout consideration as early as September 4, 2018. The managing general partner of EnerVest Energy Institutional Fund XIV-3A, L.P. is EVFA XIV-3A, LLC, a Delaware limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-3A, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-3A, L.P. except to the extent of their pecuniary interest therein.

(6)

Amounts include 1,243,630 shares of Class A Common Stock that may be issued as earnout consideration as early as September 4, 2018. The managing general partner of EnerVest Energy Institutional Fund XIV-C, L.P. is EVFC GP XIV, LLC, a Texas limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-C, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-C, L.P. except to the extent of their pecuniary interest therein.

(7)

Amounts include 241,890 shares of Class A Common Stock issuable upon exchange of Class B Common Stock that may be issued as earnout consideration as early as September 4, 2018. The managing general partner of EnerVest Energy Institutional Fund XIV-C-AIV, L.P. is EVFC GP XIV, LLC, a Texas limited liability company, whose sole member is EnerVest whose general partner is EnerVest Management GP, L.C., a Texas limited liability company. James Vanderhider and John Walker are principals of EnerVest Management GP, L.C. and may therefore be deemed to be the beneficial owners of the shares held by EnerVest Energy Institutional Fund XIV-C-AIV, L.P. Messrs. Vanderhider and Walker disclaim beneficial ownership of the shares held by EnerVest Energy Institutional Fund XIV-C-AIV, L.P. except to the extent of their pecuniary interest therein.

(8)

Amounts include 4,200,000 shares of Class A Common Stock expected to be issued pursuant to the Harvest Transaction on August 31, 2018. EV Properties, L.P. is managed by EV Properties GP, LLC, a limited liability company, which is managed by Harvest Oil & Gas Acquisition Corp., a corporation managed by and wholly owned by Harvest Oil & Gas Corp., a Delaware corporation which is managed by a board of directors.

(9)

The managing member of the Sponsor is TPG Pace Governance, LLC, a Cayman Islands limited liability company, whose sole member is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Cayman Islands limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands corporation, whose sole stockholder is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by the Sponsor. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the Sponsor except to the extent of their pecuniary interest therein. Beneficial ownership of Class A Common Stock includes Private Placement Warrants to purchase 10,000,000 shares of Class A Common Stock exercisable within 60 days of the date hereof.

(10)

Davis Selected Advisers, L.P. (“Davis Advisors”) serves as investment advisor for the accounts. The sole general partner of Davis Advisors is Davis Investments, LLC, (“Davis Investments”) whose sole member is Christopher Davis. Each of Davis Advisors, Davis Investments and Mr. Davis may be deemed to beneficially own the shares severally held by each of the accounts. Davis Advisors, Davis Investments and Mr. Davis each disclaims any beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(11)

Represents 7,115,700 shares held by Fidelity Contrafund: Fidelity Contrafund, 1,195,000 shares held by Fidelity Contrafund Comingled Pool, 154,000 shares held by Fidelity Contrafund: Fidelity Contrafund K6, 357,000 shares held by Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund, 50,000 shares held by Fidelity Contrfafund: Fidelity Advisor Series Opportunistic Insights Fund, 136,000 shares held by Fidelity Insights Investment Trust, 1,300 shares held by Fidelity Contrafund: Fidelity Flex Opportunistic Insights Find, 971,000 shares held by Fidelity Contrafund: Fidelity Advisor New Insights Fund, 1,000,000 shares held by FIDELITY SELECT PORTFOLIOS: Natural Resources Portfolio, 115,000 shares held by Variable Insurance Products Fund III: Balanced Portfolio, 871,000 shares held by Variable Insurance Products Fund II: Contrafund Portfolio, 931,000 shares held by Fidelity Puritan Trust: Fidelity Balanced Fund, 83,000 shares held by Fidelity Advisor Series I: Fidelity Advisor Balanced Fund, 530,000 shares held by FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity Energy Central Fund, 137,000 shares held by VARIABLE INSURANCE PRODUCTS FUND IV: Energy Portfolio, 424,000 shares held by FIDELITY ADVISOR SERIES VII: Fidelity Advisor Energy Fund, 909,000 shares held by FIDELITY SELECT PORTFOLIOS: Energy Portfolio and 120,000 shares held by Fidelity Select Portfolios: Natural Gas Portfolio.

These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of these accounts is 245 Summer Street, Boston, MA 02210. The Fidelity Funds are affiliates of a registered broker-dealer.

(12)

Represents 1,143,543 shares held by T. Rowe Price New Era Fund, Inc., 257,780 shares held by T. Rowe Price Real Assets Fund, Inc., 44,732 shares held by Shriners Hospital for Children, 100,950 shares held by

T. Rowe Price Real Assets Trust I, 30,184 shares held by Cystic Fibrosis Foundation and 148,480 shares held by Advanced Series Trust – AST T. Rowe Price Natural Resources Portfolio.

T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser or sub-adviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by these funds and accounts. The T. Rowe Price Proxy Committee develops the firm’s positions on all major proxy voting issues, creates guidelines, and oversees the voting process. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. Ultimately, the portfolio managers for each account decide how to vote on the proxy proposals of companies in their portfolios. More information on the T. Rowe Price proxy voting guidelines is available on its website at troweprice.com. The T. Rowe Price portfolio manager of the funds and accounts that hold the securities is Shawn T. Driscoll. For purposes of reporting requirements of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of all the shares listed above: however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates, Inc. is the wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly-traded financial services holding company. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Investment Services, Inc., or TRPIS, a registered broker-dealer, is a subsidiary of T. Rowe Price Associates, Inc. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family and complements the other services provided to shareholders of the T. Rowe Price funds. TRPIS does not engage in underwriting or market-making activities involving individual securities.

(13)

Represents 188,943 shares held by T. Rowe Price New Era Fund, Inc., 42,980 shares held by T. Rowe Price Real Assets Fund, Inc., 7,332 shares held by Shriners Hospital for Children, 15,950 shares held by T. Rowe Price Real Assets Trust I, 5,784 shares held by Cystic Fibrosis Foundation and 24,880 shares held by Advanced Series Trust – AST T. Rowe Price Natural Resources Portfolio.

(14)

Capital Research and Management Company (“CRMC”) is the investment adviser to SMALLCAP World Fund, Inc. (“SCWF”). CRMC and/or Capital World Investors (“CWI”) may be deemed to be the beneficial owner of all of the securities held by SCWF; however, each of CRMC and CWI expressly disclaims that it is the beneficial owner of such securities. Julian N. Abdey, Mark E. Denning, Peter Eliot, Brady L. Enright, J. Blair Frank, Bradford F. Freer, Leo Hee, Claudia P. Huntington, Jonathan Knowles, Lawrence Kymisis, Harold H. La, Aidan O’Connell, Andraz Razen and Gregory W. Wendt, as portfolio managers, having voting and investment power over the securities held by SCWF. The address for SCWF is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. SCWF may be deemed an affiliate of a broker-dealer. SCWF acquired the shares being registered hereby in the ordinary course of its business.

(15)

Represents (i) 3,730,798 shares held by MMF Moore ET Investments, LP (“MMF Moore ET”), including 666,667 Existing Warrants and 3,064,131 shares of Class A Common Stock, of which 1,564,131 are being registered herein, and (ii) 716,666 shares held by Moore Macro Fund, LP (“MMF”), including 166,6666 Existing Warrants and 550,000 shares of Class A Common Stock. Moore Capital Management, LP, the investment manager of MMF ET and MMF, has voting and investment control of the shares held by MMF Moore ET and MMF. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF Moore ET and MMF. The address of MMF Moore ET, MMF, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(16)

Janus Henderson is an investment company, registered under the Investment Company Act of 1940. Janus Capital Management LLC, as the investment advisor to Janus Henderson, may be deemed to be the beneficial owner of the shares. Jonathan Coleman and Scott Stutzman, as Portfolio Managers of Janus Henderson, may be deemed to have shared beneficial ownership and investment control in the shares. Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of the shares and disclaims any beneficial ownership in the shares. Messrs. Coleman and Stutzman disclaim any beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(17)	Stephen Chazen currently serves as the Company’s President, Chief Executive Officer and Chairman of the Board of Directors.
(18)

Includes approximately 23 other stockholders not otherwise listed above, none of which currently owns more than ..25% of the Company’s Class A Common Stock. Collectively, these stockholders own approximately 0.78% of the Company’s Class A Common Stock, not accounting for Existing Warrants. Several of these stockholders have served in the past as employees of the Company and may be affiliated with the Company as a result of former or current employment and business relationships with TPG Global, LLC, or its affiliates. Two of these stockholders are current employees of the Company. Three of the stockholders currently serve on the board of directors of the Company, and one other stockholder served on the Company’s board from May 2017 to July 2018.

Material Relationships with Selling Securityholders

Agreements Related to the Business Combination

Registration Rights Agreement

In connection with the closing of the Business Combination, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain funds affiliated with EnerVest, our Sponsor, and our four independent directors prior to the Business Combination (i.e., Arcilia Acosta, Edward Djerejian, Chad Leat and Dan F. Smith) (collectively, the “Holders”). Pursuant to the terms of the Registration Rights Agreement, the Holders are entitled to certain registration rights with respect to all or any portion of the shares of Class A Common Stock they hold as of the closing of the Business Combination and that they may acquire thereafter including upon conversion, exchange or redemption of any security therefore. In addition, the Holders agreed not to sell, transfer or otherwise dispose of any our securities for a period of six months from the closing of the Business Combination and, for as long as the Registration Rights Agreement remains in effect, if such sale, transfer or distribution would constitute or result in a “change of control” under any of our debt facilities in place at the time of the closing of the Business Combination.

Earnout Agreement

In connection with its entry into the Business Combination, the Company agreed to issue up to 13,000,000 additional shares (either as Class A Common Stock, Class B Common Stock or a combination of each) of its stock as earnout consideration subject to certain terms and conditions. As of August 28, 2018, the Tranche I Earnout Shares were outstanding and we could be obligated to issue the Tranche II Earnout Shares as early as September 4, 2018, assuming the trading price of our Class A Common Stock closes at or above $13.50 on each trading day. For more information regarding our earnout consideration obligations in connection with the Business Combination, please read our proxy statement filed with the SEC on July 2, 2018.

Stockholder Agreement

In connection with the closing of the Business Combination, the Company entered into a stockholder agreement (the “Stockholder Agreement”), with our Sponsor and certain funds affiliated with EnerVest. Under the Stockholder Agreement, EnerVest is entitled to nominate two directors, one of whom shall be independent under the rules of the NYSE, the Exchange Act and the Sarbanes-Oxley Act of 2002, for appointment to the Board so long as they collectively own at least 15% of the outstanding shares of Class A Common Stock and Class B Common Stock (on a fully diluted basis, including equity securities exercisable into common stock, and on a combined basis) and one director so long as they own at least 2% of the outstanding shares of Class A Common Stock and Class B Common Stock (on a fully diluted basis, including equity securities exercisable into common stock, and on a combined basis). Sponsor is entitled to nominate two directors for appointment to the Board so long as it owns at least 60% of the voting common stock that it owns at the time of the closing of the Business Combination (including any shares of common stock issuable upon the exercise of any Private Placement Warrants (as defined herein) held by Sponsor), and one director so long as it owns at least 25% of the voting common stock that it owns at the time of the closing of the Business Combination (including any shares of common stock issuable upon the exercise of any Private Placement Warrants held by Sponsor). EnerVest and

Sponsor are each entitled to appoint one director to each committee of the Board (subject to applicable law and stock exchange rules). Each of Sponsor and EnerVest have agreed to vote all of their shares of voting common stock in favor of the directors nominated by the other party in accordance with the Stockholder Agreement and any other nominees nominated by the Nominating and Corporate Governance Committee of the Board. For so long as EnerVest or Sponsor, as applicable, has the right to nominate two directors to the Board, EnerVest or Sponsor, as applicable, will be subject to a customary “standstill.” The Stockholder Agreement also includes customary restrictions on the transfer of shares to certain persons acquiring beneficial ownership in excess of certain stated thresholds. The Stockholder Agreement will terminate as to each stockholder upon the time at which such stockholder or any of its affiliates no longer has the right to designate an individual for nomination to the Board under the agreement and will automatically terminate in its entirety on December 31, 2022.

Subscription Agreements

In connection with its entry into the Business Combination, the Company entered into the Subscription Agreements (the “Subscription Agreements”), each dated as of March 20, 2018 with the PIPE Investors, pursuant to which, among other things, the Company issued and sold in a private placement an aggregate of 35,500,000 shares of the Class A Common Stock for aggregate gross proceeds of $355,000,000. Pursuant to the Subscription Agreements, the PIPE Investors are entitled to certain registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth therein.

Amended and Restated Limited Liability Company Agreement of Magnolia LLC

At the closing of the Business Combination, Magnolia LLC and certain funds affiliated with EnerVest party thereto (the “EnerVest Members”) entered into Magnolia LLC’s amended and restated limited liability company agreement (the “Magnolia LLC Agreement”), which sets forth, among other things, the rights and obligations of the holders of Magnolia LLC Units. Under the Magnolia LLC Agreement, the Company became the sole managing member of Magnolia LLC. Following the closing of the Business Combination, we operate our business through Magnolia LLC and its subsidiaries. The operations of Magnolia LLC, and the rights and obligations of the holders of the Magnolia LLC Units, are set forth in the Magnolia LLC Agreement. The Magnolia LLC Agreement, among other things, provides the EnerVest Members, subject to certain conditions, with an exchange right, which entitles the EnerVest Members to exchange, from time to time, all or a portion of its Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for newly issued shares of our Class A Common Stock on a one-for-one basis, or, at Magnolia LLC’s option, an equivalent amount of cash.

Indemnification Agreements

Effective as of the closing date of the Business Combination, we entered into indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Services Agreement

At the closing of the Business Combination, the Company and EnerVest Operating L.L.C., and affiliate of EnerVest (“EVOC”), entered into a Services Agreement (the “Services Agreement”), pursuant to which EVOC, under the direction of the Company’s management, will provide the Company services, including administrative, back office and day-to-day field level services reasonably necessary to operate the business of the Company and its assets, subject to certain exceptions.

As consideration for the services to be provided under the Services Agreement, the Company will pay EVOC a fixed annual services fee of approximately $23.6 million, subject to certain adjustments. In addition, the

Company will pay industry standard per well overhead payments to EVOC, the initial annual amount of which is estimated to be approximately $7 million, and will reimburse EVOC for certain costs of the Company incurred by EVOC in performing the services.

The term of the Services Agreement is five years, but the Services Agreement is subject to termination by either party after two years. The parties also have certain early termination rights, including rights of the Company to terminate the Services Agreement in the event of a change of control of EVOC or if certain key persons cease to devote a substantial amount of their time to the performance of the services. In addition, the Company may terminate the agreement after the first anniversary of the Closing if the Board determines by unanimous vote (excluding any member of the board that is an affiliate of EVOC or is appointed by or employed by EVOC or any of its affiliates) makes a good-faith determination that EVOC has failed to satisfactorily perform the services, in which case the Company is required to pay EVOC a lump-sum termination fee of $17.5 million. Following any termination of the Services Agreement, EVOC will provide transition services for a period of nine months, which may be reduced in certain instances, during which period the services fee and other payments described above will continue to be payable.

Warrant Agreement

The Existing Warrants were issued under a warrant agreement, dated May 3, 2017, between Continental Stock Transfer & Trust Company, as warrant agent, and us. For more information regarding the Warrant Agreement, please read “Description of Securities—Existing Warrants.”

Harvest Transaction

In connection with, and as partial consideration for, the acquisition of certain assets owned by EV Properties, L.P., a Delaware limited partnership (“EV Properties”), the Company has agreed to issue the Harvest Shares to EV Properties and has granted to EV Properties certain registration rights pertaining to such shares (the “Harvest Transaction”). In addition, EV Properties has agreed not to sell, transfer or otherwise dispose of the Harvest Shares or other Company security, whether owned as of the date of the Harvest Transaction or acquired thereafter, for a period of four months following the consummation of the Harvest Transaction, which is expected to occur on August 31, 2018, subject to customary closing conditions.

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell all or a portion of the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

•	“at the market” or through market makers or into an existing market for the securities.

We and the selling securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by us and by the selling securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

The selling securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We and the selling securityholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us and with the selling securityholders. We and the selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the selling securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling securityholder;

•	the number of securities being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by a selling securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

We and the selling securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the selling securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Exercise of Existing Warrants

Each Existing Warrant entitles its holder to purchase one share of our Class A Common Stock at an exercise price of $11.50 per share. The Existing Warrants will become exercisable on August 30, 2018 and expire on July 31, 2023 or earlier upon redemption or liquidation. Once the Existing Warrants become exercisable, we may redeem the outstanding Existing Warrants at a price of $0.01 per Existing Warrant, if the last sale price of our Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For additional information with respect to Warrants, please read “Description of Capital Stock—Existing Warrants.”

DESCRIPTION OF SECURITIES

The following summary of certain material provisions of our common stock and Preferred Stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

Our Second Amended and Restated Charter authorizes the issuance of 1,300,000,000 shares of Class A Common Stock, 225,000,000 shares of Class B Common Stock, 20,000,000 shares of Class F Common Stock, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. As of August 28, 2018, there were 149,783,654 shares of Class A Common Stock outstanding, held of record by 59 holders of Class A Common Stock, 87,195,804 shares of Class B Common Stock outstanding, held of record by five holders of Class B Common Stock, and two holders of record of Existing Warrants. We expect to issue an additional 4,200,000 shares of Class A Common Stock to a selling securityholder on August 31, 2018 pursuant to the Harvest Transaction, and an additional 1,243,630 shares of Class A Common Stock and 3,256,370 shares of Class B Common Stock that may be issued to certain selling securityholders as early as September 4, 2018 as earnout consideration related to the Business Combination.

Common Stock

Class A Common Stock

Please see our registration statement on Form 8-A (File No. 001-38083) filed on May 3, 2017 (together with any amendments thereto and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our Class A Common Stock.

Class B Common Stock

Holders of Class B Common Stock, par value of $0.0001 per share, vote together as a single class with holders of Class A Common Stock on all matters properly submitted to a vote of the stockholders. Dividends and other distributions will not be declared or paid on Class B Common Stock unless (i) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class A Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on Class B Common Stock that are payable in shares of Class B Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock, the dividends payable to the holders of Class B Common Stock will be paid only in shares of Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock), and such dividends will be paid in the same number of shares (or fraction thereof) on a per share basis of the Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class B Common Stock). Holders of Class B Common Stock are not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

The holders of Class B Common Stock generally have the right to cause Magnolia LLC to redeem all or a portion of their Magnolia LLC Units in exchange for shares of Class A Common Stock or, at Magnolia LLC’s option, a cash payment equal to the product of (A) the number of shares of Class A Common stock that would have been received in the redemption if the cash payment election had not been made and (B) the average of the volume-weighted closing price of one share of Class A Common Stock for the 10 trading days prior to the date the EnerVest Members deliver a notice of redemption for each Magnolia LLC Unit redeemed. Upon the future redemption or exchange of Magnolia LLC Units held by any holder of Class B Common Stock, a corresponding number of shares of Class B Common Stock held by such holder of Class B Common Stock will be cancelled.

Holders of our Class B Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class B Common Stock.

Preferred Stock

The Second Amended and Restated Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no Preferred Stock outstanding at the date hereof. You should refer to the prospectus supplement relating to a particular issue of the Preferred Stock for the terms and information related to such shares.

New Warrants

We may issue New Warrants for the purchase of our Class A Common Stock, Preferred Stock or any combination of the foregoing securities. New Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of New Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of New Warrants. The warrant agent will act solely as our agent in connection with the New Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of the New Warrants or beneficial owners of the New Warrants. The following summary of certain provisions of the New Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of the New Warrants for the terms of and information relating to the New Warrants, including, where applicable:

(1) the number of securities purchasable upon exercise of the New Warrants and the price at which such securities may be purchased upon exercise of the New Warrants;

(2) the date on which the right to exercise the New Warrants commences and the date on which such right expires (the “ New Warrant Expiration Date”);

(3) the United States federal income tax consequences applicable to the New Warrants;

(4) the amount of the New Warrants outstanding as of the most recent practicable date; and

(5) any other terms of the New Warrants.

New Warrants will be offered and exercisable for United States dollars only. New Warrants will be issued in registered form only. Each New Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the New Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the New Warrant Expiration Date (or such later date to which we may extend such New Warrant Expiration Date), unexercised New Warrants will become void. The place or places where, and the manner in which, New Warrants may be exercised will be specified in the prospectus supplement relating to such New Warrants.

Prior to the exercise of any New Warrants, holders of the New Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the New Warrants, or to exercise any applicable right to vote.

Existing Warrants

The Existing Warrants include 10,000,000 Existing Warrants issued in a private placement in connection with our initial public offering, referred to in this prospectus as the Private Placement Warrants, and 21,666,666 Existing Warrants sold as part of the units in our initial public offering.

Public Stockholders’ Warrants

Each whole Existing Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to certain adjustments. Existing Warrants must be exercised for a whole share. The Existing Warrants will expire on July 31, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are obligated to deliver any shares of Class A Common Stock pursuant to the exercise of an Existing Warrant and have no obligation to settle such warrant exercise unless this registration statement with respect to the shares of Class A Common Stock underlying the Existing Warrants is then effective and a prospectus relating thereto is current, subject to the satisfaction of our obligations described below with respect to registration. No Existing Warrant will be exercisable for cash or on a cashless basis and we are not be obligated to issue any shares to holders seeking to exercise their Existing Warrants unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an Existing Warrant, the holder of such Existing Warrant will not be entitled to exercise such Existing Warrant and such Existing Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Existing Warrant.

We agreed to use our best efforts to file with the SEC this registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Existing Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of this registration statement, and a current prospectus relating thereto, until the expiration of the Existing Warrants in accordance with the provisions of the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company (the “Warrant Agreement”). Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of an Existing Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their Existing Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Subject to the restrictions on the Private Placement Warrants described below, once the Existing Warrants become exercisable, we may redeem the Existing Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Existing Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the Existing Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As described further below under “Description of Capital Stock—Existing Warrants— Private Placement Warrants”, the Private Placement Warrants will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Existing Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Existing Warrants, each warrant holder will be entitled to exercise his, her, or its Existing Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Existing Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Existing Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Existing Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Existing Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of its Existing Warrants. If our management takes advantage of this option, all holders of Existing Warrants would pay the exercise price by surrendering their Existing Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Existing Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Existing Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Existing Warrants. If out management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Existing Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a redemption. We believe this feature is an attractive option to us if it does not need the cash from the exercise of the Existing Warrants. If we call the Existing Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Existing Warrants on a cashless basis, as described in more detail below.

A holder of an Existing Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Existing Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Existing Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Existing Warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of the Company’s capital stock into which the Existing Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Existing Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Existing Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Existing Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Existing Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Existing Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Existing Warrants would have received if such holder had exercised their Existing Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Existing Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A

Common Stock, the holder of an Existing Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the Existing Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Existing Warrant properly exercises the Existing Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Existing Warrant.

The public warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the Existing Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The Existing Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Existing Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Existing Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Existing Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Private Placement Warrants

The Private Placement Warrants will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Existing Warrants sold as part of the units in our initial public offering. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Existing Warrants included in the units sold in our initial public offering.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Private Placement Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise prices of the Private Placement Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Existing Warrants and sell the shares of Class A Common Stock issuable upon exercise of the Existing Warrants freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.

The Private Placement Warrants were sold in a private placement pursuant to a purchase agreement between the Company and the Sponsor and have the terms set forth in the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Depositary Shares

We may offer Depositary Shares (either separately or together with other securities) representing fractional interests in our Preferred Stock of any series. In connection with the issuance of any Depositary Shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the Preferred Stock related to the Depositary Shares, we will deposit the Preferred Stock with the relevant Preferred Stock depositary and will cause the Preferred Stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

Certain Anti-Takeover Provisions of Delaware Law

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

The Second Amended and Restated Charter provides that prior to the first date on which investment funds affiliated with EnerVest or TPG Capital, L.P. and their respective successors and affiliates cease collectively to beneficially own (directly or indirectly) more than 50% of the outstanding shares of our common stock, any action required or permitted to be taken by our stockholders that is approved in advance by our board of directors may be effected without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Exclusive Forum

The Second Amended and Restated Charter provides that a stockholder bringing a claim subject to the proposed Article X of the Second Amended and Restated Charter will be required to bring that claim in the Court of Chancery, subject to the Court of Chancery having personal jurisdiction over the defendants.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the filing of our Current Report on Form 8-K, filed with the SEC on August 6, 2018, reflecting our status as an entity that is not a shell company.

As of the date of this prospectus, we had 149,783,654 shares of Class A Common Stock outstanding. Of these shares, 64,999,100 shares sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 84,784,554 shares are, and the additional 5,443,630 shares, 4,200,000 of which are expected to be issued on August 31, 2018, and 1,243,630 of which may be issued as early as September 4, 2018, will be, restricted securities under Rule 144, in that they were, or will be, issued in private transactions not involving a public offering.

As of the date of this prospectus, there are a total of 31,666,666 Existing Warrants to purchase shares of our Class A Common Stock outstanding including 10,000,000 Private Placement Warrants and 21,666,666 Existing Warrants sold as part of our initial public offering. Each Existing Warrant is exercisable for one share of Class A Common Stock.

Transfer Agent and Warrant Agent

The transfer agent for our Class A Common Stock and warrant agent for our Existing Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

LEGAL MATTERS

Vinson & Elkins, L.L.P., Houston, Texas, will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of TPG Pace Energy Holdings Corp. as of December 31, 2017 and for the period from February 14, 2017 (inception) to December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018 and upon the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Karnes County Business for the years ended December 31, 2017 and 2016 and the period from September 30, 2015 (date of inception) to December 31, 2015, incorporated by reference in this prospectus from our Proxy Statement filed with the SEC on July 2, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of the Alta Mesa Eagle, LLC as of and for the period ended January 1, 2015 to September 30, 2015 have been incorporated by reference herein in reliance upon the report Weaver and Tidwell, L.L.P., independent registered public accounting firm, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenue and direct operating expenses of the Giddings Assets for the years ended December 31, 2017, 2016 and 2015, incorporated by reference in this prospectus from our Proxy Statement filed with the SEC on July 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such statements of revenue and direct operating expenses have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and direct operating expenses of the properties located in the Eagle Ford Shale (the “Acquired Properties”) included in our Definitive Proxy Statement dated July 2, 2018 have been so incorporated in reliance on the report (which contains an emphasis of a matter paragraph relating to the Company’s basis of presentation described in Note 2) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The historical financial statements of GulfTex Karnes EFS, LP as of and for the period from January 1, 2016 to April 27, 2016 and as of and for the year ended December 31, 2015 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent auditors, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The historical financial statements of GulfTex Energy III, LP as of and for the period from January 1, 2016 to April 27, 2016 and as of and for the period ended December 31, 2015 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent auditors, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The statement of revenue and direct operating expenses of certain assets of GulfTex Energy III, LP and GulfTex Energy IV, LP for the year ended December 31, 2017 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent auditors, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on July 2, 2018, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves of our assets, the future net revenues from those reserves and their present value as of December 31, 2017 is based on the proved reserve report prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, including the securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.magnoliaoilgas.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling securityholders as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 2, 2018, as amended or supplemented;

•

our Current Reports on Form 8-K filed on March 20, 2018, July 10, 2018, July  17, 2018, August  6, 2018, August 14, 2018, August 16, 2018 and August 21, 2018 and on Form 8-K/A filed on March  20, 2018 and August 6, 2018; and

•

the description of our Class  A Common Stock set forth in our registration statement on Form 8-A filed on May 3, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Magnolia Oil & Gas Corporation

1001 Fannin St., Suite 400

Houston, TX 77002

(713) 842-9050

17,000,000 Shares

Class A Common Stock

Prospectus Supplement

Credit Suisse		Citigroup

BofA Securities	Evercore ISI	J.P. Morgan	Morgan Stanley

RBC Capital Markets	Truist Securities	Wells Fargo Securities

Johnson Rice & Company L.L.C.	KeyBanc Capital Markets

Northland Capital Markets	Simmons Energy | A Division of Piper Sandler

BOK Financial Securities, Inc.

March 2, 2021